                                                                   Exhibit 10.28

                             FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT AND AMENDMENT by and between PULSAR DATA SYSTEMS, INCORPORATED ("Pulsar") and IBM CREDIT CORPORATION ("IBM Credit") is dated as of the 31st day of August 1998 (the "Forbearance Agreement").

                                  WITNESSETH:

     WHEREAS, Pulsar and IBM Credit entered into that certain Inventory and Working Capital Financing Agreement dated October 30, 1997 (as amended, supplemented or otherwise modified on or prior to the date hereof and together with any addenda or other documents executed in connection therewith the "Financing Agreement"), and all loans made by IBM Credit to Pulsar, and all other liabilities and obligations at any time owing by Pulsar to IBM Credit are secured by security interests granted by Pulsar to IBM Credit pursuant to the terms of the Financing Agreement in all of Pulsar's then existing and thereafter acquired inventory, equipment, accounts receivable, chattel paper, contract rights, documents, instruments, general intangibles and other items of personal property; and

     WHEREAS, by Guaranty Agreement (by Individual) dated July 31, 1990, William
W. Davis, Sr. and Lillian Davis (each a "Guarantor" and collectively "Guarantors") unconditionally guaranteed payment to IBM Credit of all liabilities at any time owing by Pulsar to IBM Credit (the "Guaranty"); and

     WHEREAS, Pulsar, the Guarantors and IBM Credit entered into a letter agreement dated August 8, 1997 (and as amended, extended, or otherwise modified from time to time, the "Letter Agreement) whereby IBM Credit agreed to forbear from taking certain action pursuant to the Financing Agreement; and

     WHEREAS, Pulsar is in default under the Financing Agreement; and

     WHEREAS, Pulsar requests that IBM Credit forbear from exercising certain remedies available to IBM Credit under the financing Agreement as a consequence of Pulsars default in order to afford Pulsar an opportunity to reorganize its affairs and to pay the indebtedness owing to IBM Credit in accordance with the terms of the Financing Agreement; and

     WHEREAS, IBM Credit agrees to forbear according to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pulsar, the Guarantors, and IBM Credit agree as follows:

     1. Pulsar acknowledges that it was required to maintain the financial covenants set forth in Attachment A to the Financing Agreement for the fiscal quarter ending March 31, 1998, and that Pulsar was required to maintain such financial covenants at all times. Pulsar further acknowledges its actual attainment was as follows:

                                                      Covenant               Covenant
                     Covenant                        Requirement              Actual
         -------------------------------------------------------------------------------
(a)      Revenue on an Annual Basis to       Greater than Zero and
         Working Capital                     Equal to or Less than
                                             15.0:1.0                        36.23:10

(b)      Net Profit after Tax to Revenue     Equal to or Greater than
                                             -0.50 percent                   -5.20 percent

(c)      Total Liabilities to Tangible       Greater than Zero and
         Net Worth                           Equal to or Less than 17.0:10  -12.69:1.0

and therefore, that it is currently in default of the required financial covenants.

     2. Each Guarantor acknowledges that Pulsar is currently in default of its financial covenants as set forth in Paragraph 1 above. Each Guarantor hereby acknowledges, reaffirms and restates his or her agreement to personally unconditionally guarantee the obligations of Pulsar to IBM Credit as set forth in the Guaranty (by Individual and as modified by this Forbearance Agreement.

     3. IBM Credit is willing to forbear, in accordance with the terms of this Agreement and as long as all the Forbearance Conditions set forth in Paragraphs 7 hereof are met, from exercising remedies available to it as a result of Pulsar's default under the Financing Agreement.

     4. Pulsar agrees that no third party possesses a lien or will be given any security interest in the assets of Pulsar until the termination of this Forbearance Agreement except with prior written approval of IBM Credit.

     5. IBM Credit's Monitoring and Inspection. In addition to providing to IBM Credit the information, notices and reports set forth in the Financing Agreement, Pulsar shall provide to IBM Credit monthly financial reports by the 15th business day of each month for the preceding month. Additionally, IBM Credit must receive current accounts receivable reports, accounts payable reports and inventory reports by the 5th business day of each month, for the preceding month together with any additional reports IBM Credit may reasonably request within 5 business days of such request.

     6. Pulsar shall reimburse IBM Credit for all collection costs and expenses including reasonable attorneys fees, including but not limited to corporate counsel fees, arising out of these defaults.

     7. Conditions to Forbearance. The following conditions shall constitute Forbearance Conditions, the satisfaction of each and every one of which during the Forbearance Period shall be a condition to the agreement of IBM Credit to forbear as set forth in Paragraph 3 of this Agreement.

          (a) Pulsar and each Guarantor duly and punctually observes, performs and discharges each and every obligation and covenant on its, his, or her part to be performed under this Agreement.

          (b) IBM Credit completes a satisfactory audit of the business records of Pulsar. "Satisfactory" shall mean that (i) Pulsar's representation of its financial condition is materially correct, and (ii) Pulsar's business records do not indicate any diversion of corporate assets other than in the ordinary course of business.

          (c) No default occurs other than those set forth in Paragraph 1 of this Agreement that are in existence on the date hereof.

          (d) No Guarantor shall revoke or attempt to revoke or terminate his or her Guaranty.

          (e) No representation or warranty made by Pulsar or any Guarantor in this Agreement proves to have been false or misleading in any material respect.

           (f) Pulsar complies at all times with the provisions of Paragraphs 5 and 6 hereof.

          (g) Pulsar shall maintain Aggregate Advances outstanding under the financing Agreement in accordance with the schedule set forth below:

Period:                                                         Amount:
From the date hereof until August 31, 1998                      Borrowing Base* plus $1,300,000
From September 1, 1998 to and including September 30, 1998      Borrowing Base plus $1,000,000
From October 1, 1998 to and including November 1, 1998          Borrowing Base plus $900,000
From November 2, 1998 to and including November 30, 1998        Borrowing Base plus $800,000
From December 1, 1998 to and including January 2, 1999          Borrowing Base plus $700,000
From January 3, 1999 to and including January 31, 1999          Borrowing Base plus $600,000
From February 1, 1999 to and including February 28, 1999        Borrowing Base plus $500,000
From March 1, 1999 to and including March 31, 1999              Borrowing Base plus $400,000
Thereafter                                                      Borrowing Base

*Borrowing Base refers to the Borrowing Base established as a percentage of Inventory and Accounts as set forth in Attachment A to the Financing Agreement.

     8. Termination of Forbearance. In the event that any one or more of the Forbearance Conditions is not satisfied, IBM Credit's agreement to forbear as set forth in Paragraph 3 of this Agreement shall, at IBM Credit's election but without further notice to or demand upon Pulsar, terminate, and IBM Credit shall thereupon have and may exercise from time to time all of the remedies available to it under the Financing Agreement, this Agreement and at law or in equity as a consequence of an Event of Default.

     9. Release of Collateral. After March 31, 1999 and upon confirmation by IBM Credit that (i) Pulsar at all time complied with the foregoing conditions to forbearance and (ii) that, in the sole determination of IBM Credit (a) there exists no default under the Financing Agreement and (b) no Shortfall (as defined therein) exists, IBM Credit agrees to release its security interest in any and all collateral pledged by the Guarantors.

     10.  Amendments to Financing Agreement.

          (a) The definition of Termination Date set forth in the Financing Agreement is deleted in its entirety, substituting in lieu thereof, the following:

""Termination Date": shall mean October 30, 1999 or each anniversary thereof or such other date as IBM Credit and Customer may agree to in writing from time to time."

          (b) As of the date hereof, the Financial Covenants set forth in Attachment A to the Financing Agreement are deleted in their entirety, substituting in lieu thereof, the following:

                                      Covenant
Covenant                              Requirement
--------                              -----------

Net Profit after Tax to Revenue       Greater than zero percent

          (c) Section 7.1 of the Financing Agreement is hereby amended by inserting immediately following the last sentence of the last paragraph thereof, the following additional sentence:

          "Customer shall cause the audited Financial Statements and accompanying documents set forth in clause 7.1 (A)(i) to be delivered directly by the Auditors to IBM Credit only via first class mail."

          (d) Section 3.1 of the Financing Agreement is hereby amended by inserting immediately following subsection v thereof, the following:

     "(Y) Accounts arising from Naval Air Warfare Center AD, Patuxent River, MD to the extent that (i) such Accounts remain unbilled for sixty (60) days or more from date of invoice;

and (ii) to the extent that such Accounts unbilled sixty days or more exceed in aggregate ten percent of all Accounts arising from Pax River but only to the extent of such excess."

     11. Representations and Warranties of Pulsar and each Guarantor. Pulsar and each Guarantor represents and warrants that:

          (a) No default exists under the Financing Agreement, except for those set forth in Paragraph 1 of this Agreement that are in existence on the dab hereof.

          (b) Subject to the existence of the defaults specified in Paragraph 1 of this Agreement, the representations and warranties of Pulsar contained in the Financing Agreement were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof.

          (c) The execution, delivery and performance by Pulsar of this Agreement and the consummation of the transactions contemplated hereby are within the corporate power of Pulsar, have been duly authorized by all necessary corporate action on the part of Pulsar and do not result in a breach of or constitute a default under any agreement or instrument to which Pulsar is a party or by which it or any of its properties are bound.

          (d) This Agreement constitutes a legal, valid and binding obligation of Pulsar enforceable against Pulsar in accordance with its terms.

          (e) Each party is entering into this Agreement freely and voluntarily with the advice of legal counsel of its own choosing.

          (f) Each party has freely and voluntarily agreed to the releases, waivers and undertakings set forth in this Agreement.

     12. Reaffirmation of Guaranty. Each Guarantor hereby ratifies and reaffirms the validity, legality and enforceability of his or her Guaranty and agrees that his or her Guaranty is and shall remain in full force and in effect until all obligations of Pulsar to IBM Credit hereunder shall have been paid in full.

     13. Waiver of Limitations Period. Pulsar and each Guarantor hereby severally waive the benefit of any statute of limitations that might otherwise bar the recovery of any amount due IBM Credit from any one or more of them.

     14. Relationship of Parties; No Third Party Beneficiaries. Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship between Pulsar and IBM Credit. Nor is this Agreement intended to change or affect in any way the relationship between IBM Credit and any Guarantor to one that is other than a debtor-creditor relationship. This Agreement is not intended, nor shall it be construed to create, a partnership or joint venture relationship between or among any of the parties hereto. No Person other than a party hereto is intended to be a beneficiary hereof, and no person other than a party hereto shall be authorized to rely upon the contents of this Agreement.

     15. Entire Agreement; Modification of Agreement. This Agreement and the Financing Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and thereof. This Agreement may not be modified, altered or amended except by agreement in writing signed by all the parties hereto.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York Pulsar hereby waives any right to change the venue of any action brought by IBM Credit.

     17. Nonwaiver of Default. Neither this Agreement nor IBM Credit's forbearance hereunder shall be deemed a waiver of or consent to the defaults referenced in Paragraph 1 of this Agreement. Pulsar and each Guarantor agree that such defaults shall not be deemed to have been waived, released or cured by virtue of IBM Credit's agreement to forbear pursuant to the terms of this Agreement or the execution of this Agreement.

     18. No Novation, etc. This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and except as otherwise expressly stated herein, the Financing Agreement remains in full force and effect. Notwithstanding any prior mutual temporary disregard of any of the terms of the Financing Agreement, the parties agree that the terms of the Financing Agreement shall be strictly adhered to on and after the date hereof except as expressly modified by this Agreement.

     19. Counterparts; Waivers of Notice of Acceptance. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall constitute an original, but all of which taken together shall be one and the same instrument. In proving this Agreement or the Financing Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Notice of IBM Credit's acceptance hereof is hereby waived.

     20.  The parties hereby acknowledge and agree as follows:

          (a)  Pulsar is indebted to IBM Credit under the Financing Agreement;

          (b) The principal amount owing by Pulsar to IBM Credit, as of the date hereof is currently $11,930240.68;

          (c) The loan evidenced by the Financing Agreement is in default and has been in default since October 30,1997,

          (d) Pulsar's obligations under the Financing Agreement are secured by security interests in all of Pulsar's inventory, equipment, accounts receivable, chattel paper, contract rights, documents, instruments, general intangibles and other items of personal property;

          (e) Pulsar and IBM Credit agree to defer exercise of IBM Credit's remedies available to it as a result of the defaults set forth in Paragraph 1 until May 7,1999 solely to give Pulsar the ability to reorganize its affairs;

          (f) But for the forbearance and other considerations made by IBM Credit under this Agreement, Pulsar would have no ability to reorganize its affairs;

          (g)  Pulsar shall not file any bankruptcy in bad faith; and

          (h) IBM Credit shall be entitled, to the extent permitted by law, to relief from the automatic stay imposed by 11 USC (S)362 on or against the exercise of any and all rights and remedies available to IBM Credit under this Agreement or the Financing Agreement upon the filing of a bankruptcy case by or against Pulsar; Pulsar hereby stipulates that it shall not oppose any motion for relief from the automatic stay brought by IBM Credit.

     21. JURY TRIAL WAIVER. IBM CREDIT, PULSAR AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH THEY ARE PARTIES AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH.

     22. RELEASE OF CLAIMS. TO INDUCE IBM CREDIT TO ENTER INTO THIS AGREEMENT, PULSAR AND EACH GUARANTOR EACH HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES IBM CREDIT AND IBM CREDITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS FROM ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTIONS OF ANY KIND (IF THERE BE ANY), WHETHER ABSOLUTE OR CONTINGENT, DUE OR TO BECOME DUE, DISPUTED OR UNDISPUTED, LIQUIDATED OR UNLIQUIDATED, AT LAW OR IN EQUITY, THAT ANY ONE OR MORE OF THEM NOW HAVE OR EVER HAVE HAD AGAINST IBM CREDIT, WHETHER ARISING UNDER OR IN CONNECTION WITH THE FINANCING AGREEMENT, THIS AGREEMENT, THE GUARANTY OR OTHERWISE.

     IN WITNESS WHEREOF, the parties hereto have read this entire Agreement and have caused this Agreement to be duly executed and delivered on the date first written above.

ATTEST:                       PULSAR DATA SYSTEMS, INCORPORATED


[AUTHORIZED SIGNATORY]        By: /s/ WILLIAM W. DAVIS, SR.
----------------------            -----------------------------
      Secretary                   Title: President/CEO

  [Corporate Seal]

                              WILLIAM W. DAVIS, SR. (GUARANTOR)

                              By: /s/ WILLIAM W. DAVIS, SR.
                                  ------------------------------
                                  Title: President/CEO

                              LILLIAN A. DAVIS (GUARANTOR)

                              By: /s/ LILLIAN A. DAVIS
                                  -------------------------------
                                  Title: Executive V. President


IBM CREDIT CORPORATION

By:
   ----------------------------------

Title:
      -------------------------------